UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2019

GUESS?, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11893	95-3679695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street, Los Angeles, California 90021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Convertible Note Offering

On April 26, 2019, Guess?, Inc. (the “Company”) completed its previously announced offering of $300.0 million aggregate principal amount of its 2.00% Convertible Senior Notes due 2024 (the “Notes”), including the exercise on April 24, 2019 by the initial purchaser of its option to purchase $25.0 million aggregate principal amount of the Notes to cover over-allotments. The Notes were sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

Indenture

On April 26, 2019, in connection with the issuance of the Notes, the Company entered into an indenture (the “Indenture”) with respect to the Notes with U.S. Bank National Association, as trustee (the “Trustee”). The Notes are senior unsecured obligations of the Company and bear interest at an annual rate of 2.00% payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2019. The Notes will mature on April 15, 2024, unless earlier repurchased or converted in accordance with their terms.

The Notes are convertible in certain circumstances into cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock, at the Company’s election, at an initial conversion rate of 38.7879 shares per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $25.78 per share), subject to adjustment upon the occurrence of certain events (but will not be adjusted for any accrued and unpaid interest). Prior to November 15, 2023, the Notes are convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes. Following certain corporate events described in the Indenture that occur prior to the maturity date, the conversion rate will be increased for a holder who elects to convert its Notes in connection with such corporate event in certain circumstances.

The Notes are not redeemable prior to maturity, and no sinking fund is provided for the Notes.

If the Company undergoes a “fundamental change,” as defined in the Indenture, subject to certain conditions, holders of the Notes may require the Company to purchase for cash all or any portion of their Notes. The fundamental change purchase price will be 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest up to but excluding the fundamental change purchase date.

The Indenture contains certain other customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture (and the Form of Note included therein), which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Convertible Note Hedge Transactions and Warrant Transactions

On April 23, 2019 and April 24, 2019, the Company entered into convertible note hedge transactions (the “Hedge Transactions”) with Goldman Sachs & Co. LLC, Deutsche Bank AG, London Branch, and JPMorgan Chase Bank, National Association (collectively, the “Option Counterparties”). The Hedge Transactions are expected to reduce the potential dilution with respect to the Company’s common stock upon conversion of the Notes or offset any cash payment the Company is required to make in excess of the principal amount of converted Notes.

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The Hedge Transactions include call options covering, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, approximately 11.6 million shares of the Company’s common stock, which is equal to the number of shares of the Company’s common stock that will initially underlie the Notes. Separately, the Company also entered into privately negotiated warrant transactions (the “Warrant Transactions”) with the Option Counterparties relating to, subject to anti-dilution adjustments, approximately 11.6 million shares of the Company’s common stock, with a strike price of approximately $46.88 per share. Such Warrant Transactions may have a dilutive effect with respect to the Company’s common stock to the extent that the market price per share of its common stock exceeds the strike price of the warrants. The Hedge Transactions and Warrant Transactions are separate transactions, entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Hedge Transactions or Warrant Transactions.

The Option Counterparties or their respective affiliates may enter into or unwind various over-the-counter derivatives and/or purchase or sell the Company’s common stock in open market and/or privately negotiated transactions prior to maturity of the Notes, and are likely to do so during any observation period for the settlement of conversions of Notes. This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Notes, which could affect the ability to convert the Notes, and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of shares and value of the consideration that will be received upon conversion of the Notes.

The foregoing description of the Hedge Transactions and the Warrant Transactions does not purport to be complete and is qualified in its entirety by reference to the forms of the Call Option Confirmation and the Warrant Confirmation executed by the Company and each Option Counterparty on April 23, 2019 and April 24, 2019, which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference

Accelerated Share Repurchase Agreement

On April 26, 2019, pursuant to existing stock repurchase authorizations, the Company entered into an accelerated share repurchase agreement (the “ASR Contract”) with JPMorgan Chase Bank, National Association (in such capacity, the “ASR Counterparty”), to repurchase an aggregate of $170.0 million of the Company’s common stock. Under the ASR Contract, the Company will make an initial payment of $170.0 million to the ASR Counterparty and will receive an initial delivery of approximately 5.2 million shares of common stock. The exact number of shares the Company will repurchase under the ASR Contract will be based generally upon the average daily volume weighted average price of the common stock during the repurchase period, less a discount. At settlement, under certain circumstances, the ASR Counterparty may be required to deliver additional shares of common stock to the Company, or under certain circumstances, the Company may be required either to deliver shares of common stock or to make a cash payment to the ASR Counterparty. Final settlement of the transactions under the ASR Contract is expected to occur by the end of the third quarter of 2019. The terms of the ASR Contract are subject to adjustment, including, but not limited to, adjustments arising if the Company were to enter into or announce certain types of transactions or to take certain corporate actions. The ASR Contract contains the principal terms and provisions governing the accelerated share repurchases, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the circumstances under which the ASR Counterparty is permitted to make adjustments to valuation and calculation periods and various acknowledgements, representations and warranties made by the Company and the ASR Counterparty to one another.

The foregoing description of the ASR Contract does not purport to be complete and is qualified in its entirety by reference to the ASR Contract, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The Notes were sold to the initial purchaser in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to qualified institutional buyers pursuant to Rule 144A of the Securities Act. The Company does not intend to file a shelf registration statement for the resale of the Notes or any common stock issuable upon conversion of the Notes. The Notes are initially convertible into a maximum of 15,999,990 shares of common stock. The warrants were sold to the Option Counterparties in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act. The warrants are exercisable with respect to a maximum of 23,272,740 shares of common stock. Additional information pertaining to the Notes, the shares of common stock issuable upon conversion of the Notes and the warrants is contained in Item 1.01 of this report and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 24, 2019, the Company issued a press release announcing the pricing of the Notes offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On April 29, 2019, the Company issued a press release announcing the closing of the Notes offering and certain related matters. A copy of such press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01 of Form 8-K and the related information in Exhibits 99.1 and 99.2 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of April 26, 2019, between the Company and U.S. Bank National Association, as trustee (including form of 2.00% Convertible Senior Notes due 2024).

10.1	Form of Call Option Confirmation between the Company and each Option Counterparty.

10.2	Form of Warrant Confirmation between the Company and each Option Counterparty.

10.3	Accelerated Share Repurchase Agreement, dated April 26, 2019.

99.1	Press Release regarding pricing of the Notes offering, dated April 24, 2019.

99.2	Press Release regarding closing of Notes offering and related matters, dated April 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2019	GUESS?, INC.

	By:	/s/ Sandeep Reddy
Sandeep Reddy
Chief Financial Officer

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